UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 15, 2023

Date of Report (Date of earliest event reported)

The Chosen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56519	82-3246222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 S 2600 W, Suite 5 Hurricane, Utah	84737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 435-767-1338

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Series B Common Stock

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As described in the Form 8-K filed on April 10, 2023 by The Chosen, Inc. (the “Company”), on April 4, 2023, the Company delivered to Angel Studios, Inc. (“Angel Studios”) a Notice of Termination (the “First Notice of Termination”) of the Content License Agreement, dated October 18, 2022 (the “License Agreement”), between Angel Studios and the Company due to Angel Studios’ previously noticed and uncured material breach, which the Company elected initially to hold in abeyance pending arbitration of such termination. Pursuant to the License Agreement, the Company grants Angel Studios a limited, non-exclusive license to, among other things, distribute the Company’s television series, “The Chosen.”

On October 15, 2023, the Company delivered to Angel Studios a second Notice of Termination (the “Second Notice of Termination”) of the License Agreement for material breach of contract for Angel Studios’ continued breach of the License Agreement due to, among other things, its impermissible use of the Company’s trademarks and copyrights, with such termination of the License Agreement to be effective on October 20, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2023

THE CHOSEN, INC.

By:	/s/ JD Larsen
Name:	JD Larsen
Title:	Chief Financial Officer